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                                                                     EXHIBIT 5.1

                               RIORDAN & MCKINZIE
                         A PROFESSIONAL LAW CORPORATION
                       695 TOWN CENTER DRIVE, SUITE 1500
                         COSTA MESA, CALIFORNIA  92626


                               January 29, 1997


                                                                       4-157-006

Data Processing Resources Corporation
4400 MacArthur Boulevard, Suite 600
Newport Beach, California 92660

Ladies and Gentlemen:

        You have requested our opinion with respect to the 250,000 shares of common stock of Data Processing Resources Corporation, a California corporation (the "Company"), available for purchase under the Company's Employee Stock Purchase Plan (the "Purchase Plan Shares").

        The Purchase Plan Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended.

        We have examined (i) the Company's Articles of Incorporation, as amended and restated and currently in effect, (ii) the Company's Bylaws, as amended to date, (iii) the Employee Stock Purchase Plan, (iv) the Registration Statement and (v) the originals or copies, certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also examined the records of corporate proceedings taken in connection with the adoption of the Employee Stock Purchase Plan.

        Based upon the foregoing examinations and subject to compliance with the applicable state securities and "blue sky" laws, we are of the opinion that the Purchase Plan Shares when offered, sold and paid for pursuant to the Employee Stock Purchase Plan, will be duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ RIORDAN & McKINZIE